Exhibit 10.1

LETTER AMENDMENT No. 4

Dated as of May 1, 2006

M&I Marshall & Ilsley Bank

651 Nicollet Mall

Minneapolis, Minnesota  55402-1611

Ladies/Gentlemen:

We refer to the Revolving Credit and Term Loan Agreement dated as of October 17, 2003, as amended (the “Credit Agreement”) between you and us (under our former name of MedAmicus, Inc.). Unless otherwise defined in this letter amendment, terms defined in the Credit Agreement are used in this letter amendment as defined in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective the date first above written, hereby amended as follows:

(a)           Section 2.1 is amended by changing the Termination Date to be April 30, 2007.

(b)           Section 2.8 [Mandatory Prepayment – Term Note] is amended to read as follows:  “Intentionally Omitted”.

(c)           Section 5.1(h) is amended to read in full as follows:

(h)  Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio for the 12-month period ending at the end of that quarter of not less than 1.10 to 1 at March 31, 2006 and of not less than 1.20 to 1 at all times thereafter.

We have requested that you waive our failure to comply with Section 5.1(f) [Tangible Net Worth] and Section 5.1(h) [Fixed Charge Coverage Ratio] of the Credit Agreement as of

December 31, 2005. You have agreed to this request. We acknowledge that this waiver is subject to the provisions of Sections 7.1 and 7.2 of the Credit Agreement.

On and after the effective date of this letter amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in the Notes and the Security Agreements to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to us. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by you and us.

Very truly yours,

Enpath Medical, Inc.

By
Its

Agreed as of the date
first above written:

M&I Marshall & Ilsley Bank

By
Its

By
Its